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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 3, 2007 (except Note 8, as to which the date is October 5, 2007), in Amendment No. 4 to the Registration Statement (Form S-1, Registration No. 333-144997) and related Prospectus of Genoptix, Inc. to be filed with the Securities and Exchange Commission for the registration of 5,750,000 shares of its common stock.

                      /s/ Ernst & Young LLP

San Diego, California
October 12, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM